             As filed with the Securities and Exchange Commission on May 9, 2002
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                            SANMINA-SCI CORPORATION
             (Exact name of Registrant as specified in its charter)

                                 ---------------

        DELAWARE                                      77-0228183
(State of incorporation)                 (I.R.S. Employer Identification Number)

                             2700 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 964-3500
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 ---------------

                         NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                                 ---------------

                                    JURE SOLA
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             SANMINA-SCI CORPORATION
                             2700 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 964-3500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                                   Copies to:
                          CHRISTOPHER D. MITCHELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

================================================================================================
                              CALCULATION OF REGISTRATION FEE

                                                   PROPOSED
                                                    MAXIMUM      PROPOSED
                                                   OFFERING       MAXIMUM        AMOUNT OF
      TITLE OF SECURITIES TO        AMOUNT TO BE   PRICE PER     AGGREGATE      REGISTRATION
          BE REGISTERED              REGISTERED      SHARE    OFFERING PRICE        FEE
NON-QUALIFIED STOCK OPTION PLAN
Common Stock,
   $0.10 par value, shares
   outstanding                    420,184 shares   $3.03(1)    $1,273,127.52      $117.13

TOTAL                             420,184 SHARES                                  $117.13
================================================================================================

(1) Calculated in accordance with Rule 457(h) under the Securities Act based on the weighted average exercise price per share of $3.03 as to 420,184 outstanding but unexercised options to purchase Common Stock.

================================================================================================

                             SANMINA-SCI CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


THE DOCUMENT(s) CONTAINING INFORMATION SPECIFIED BY PART I OF THIS FORM S-8 REGISTRATION STATEMENT (THE "REGISTRATION STATEMENT") HAVE BEEN OR WILL BE SENT OR GIVEN TO PARTICIPANTS IN THE PLANS LISTED IN THE COVER OF THE REGISTRATION STATEMENT (THE "PLANS") AS SPECIFIED BY RULE 428(b)(1) PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

        (1) Annual Report on Form 10-K and 10-K/A for the fiscal year ended September 29, 2001.

        (2) Quarterly Report on Form 10-Q for the quarter ended December 29,
2001.

        (3) Current Report on Form 8-K dated December 12, 2001.

        (4) Current Report on Form 8-K dated April 18, 2002.

        (5) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed on April 19, 1993, including any amendment or report filed for the purpose of updating such description.

        (6) The description of Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A/A, filed on May 25, 2001, including any amendment or report filed for the purpose of updating such description.

        (7) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Mario M. Rosati, a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is a member of the Board of Directors of the Registrant. Wilson Sonsini Goodrich & Rosati is corporate counsel to the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor... [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     The Registrant's Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Amended and Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

     The Registrant's Bylaws provide that the Registrant shall indemnify to the fullest extent permitted by the DGCL each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Registrant.

     The Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

 EXHIBIT
 NUMBER                                DESCRIPTION
--------   ---------------------------------------------------------------------
   4.1     Non-Qualified Stock Option Plan
   5.1     Opinion of Counsel as to the legality of securities being registered
  23.1     Consent of Counsel (contained in Exhibit 5.1)
  23.2     Consent of Arthur Andersen LLP, Independent Public Accountants
  24.1     Power of Attorney (see page II-5)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 8th day of May, 2002.


                                        SANMINA-SCI CORPORATION


                                        By:           /s/ JURE SOLA
                                           -------------------------------------
                                                        Jure Sola
                                              Co-Chairman and Chief Executive
                                                         Officer
                                               (Principal Executive Officer)



                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jure Sola and Randy Furr, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                  TITLE                         DATE
-----------------------------------       -------------------------------          -----------

           /s/ JURE SOLA                  Co-Chairman of the Board, Chief          May 8, 2002
-----------------------------------       Executive Officer and Director
              Jure Sola                   (Principal Executive Officer)

      /s/ A. EUGENE SAPP, JR.             Co-Chairman of the Board and             May 8, 2002
-----------------------------------       Director
         A. Eugene Sapp, Jr.

           /s/ RANDY FURR                 President, Chief Operating               May 8, 2002
-----------------------------------       Officer and Director
             Randy Furr

          /s/ RICK R. ACKEL               Executive Vice President and             May 8, 2002
-----------------------------------       Chief Financial Officer
            Rick R. Ackel                 (Principal Financial and
                                          Accounting Officer)

           /s/ NEIL BONKE                 Director                                 May 8, 2002
-----------------------------------
             Neil Bonke

           /s/ JOHN BOLGER                Director                                 May 8, 2002
-----------------------------------
             John Bolger

          /s/ MARIO ROSATI                Director                                 May 8, 2002
-----------------------------------
            Mario Rosati

          /s/ JOSEPH SCHELL               Director                                 May 8, 2002
-----------------------------------
            Joseph Schell

        /s/ WAYNE SHORTRIDGE              Director                                 May 8, 2002
-----------------------------------
          Wayne Shortridge

      /s/ BERNARD VONDERSCHMITT           Director                                 May 8, 2002
-----------------------------------
        Bernard Vonderschmitt

         /s/ JACKIE M. WARD               Director                                 May 8, 2002
-----------------------------------
           Jackie M. Ward

                              INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                                DESCRIPTION
---------   --------------------------------------------------------------------
   4.1      Non-Qualified Stock Option Plan
   5.1      Opinion of Counsel as to the legality of securities being registered
  23.1      Consent of Counsel (contained in Exhibit 5.1)
  23.2      Consent of Arthur Andersen LLP, Independent Public Accountants